                                TWELFTH AMENDMENT

AGREEMENT made as of April 4,2003 between GREY GLOBAL GROUP INC., a Delaware corporation with principal offices at 777 Third Avenue, New York, New York 10017 ("Grey"), and Edward H. Meyer, residing at 580 Park Avenue, New York, New York 10021 ("Meyer").

WHEREAS, Meyer is employed by Grey as its President, Chairman of the Board and Chief Executive Officer pursuant to an employment agreement originally executed effective February 9,1984 and amended from time to time thereafter (such employment agreement, as so amended, being hereinafter referred to as the "Current Agreement").

WHEREAS, in recognition of Meyer's strong leadership and long service to Grey, Grey desires to increase the supplemental pension that will be payable to Meyer upon termination of his employment with Grey.

WHEREAS, in order to accomplish the foregoing, Grey desires to increase the monthly supplemental pension credit provided for in paragraph (a) of Section 4 of the Current Agreement from $30,000 per month to $50,833 per month.

WHEREAS, the parties desire to amend the Current Agreement to reflect the foregoing.

      NOW, THEREFORE, in consideration of the foregoing, the parties hereby agree as follows:

1. Capitalized Terms. Capitalized terms used herein, unless otherwise defined herein, have the meaning ascribed to such terms in the Current Agreement.

2. Monthly Pension Account Credit. Paragraph (a) of Section 4 of the Current Agreement is hereby amended so that the phrase "an amount equal to $30,000" is deleted and replaced with the phrase "an amount equal to $50,833".

3. Monthly Pension Payment. Paragraph (c) of Section 4 of the Current Agreement is hereby amended so that the phrase "a supplemental pension equal to $40,000 per month" is deleted and replaced with the phrase "a supplemental pension equal to $67,777 per month ".

4. Status of Current Agreement. This Amendment shall be effective as of January 1, 2003, and, except as set forth herein, the Current Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals as of the day and year first above written.


                                        GREY GLOBAL GROUP INC.
                                        By: Steven G. Felsher
                                        Vice Chairman & Chief Financial Officer

                                        /s/ STEVEN G. FELSHER
                                        ----------------------------------------

                                        /s/ EDWARD H. MEYER
                                        ----------------------------------------
                                        Edward H. Meyer